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                                                                  Exhibit (j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 11, 2005, relating to the financial statements and financial highlights which appears in the August
31, 2004 Annual Report to Shareholders of n/i numeric investors Small Cap Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP


/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
March 22, 2005